Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Discovery Laboratories, Inc. of our report dated January 27, 2006, with respect to the consolidated financial statements of Discovery Laboratories, Inc., included in the 2005 Annual Report to Shareholders of Discovery Laboratories, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statements (Form S-3 No. 333-86105, Form S-3 No. 333-35206, Form S-3 No. 333-72614, Form S-3 No. 333-82596, Form S-3 No. 333-101666, Form S-3 No. 333-107836, Form S-3 No. 333-118595, Form S-3 No. 333-121297 and Form S-3 No. 333-128929) of Discovery Laboratories, Inc. and in the related Prospectuses,

(2)         Registration Statements (Form S-8 No. 333-100824, Form S-8 No. 333-109274, Form S-8 No. 333-110412, Form S-8 No. 333-116268 and Form S-8 No. 333-127790) pertaining to the Amended and Restated 1988 Stock Incentive Plan of Discovery Laboratories, Inc.;

of our report dated January 27, 2006, with respect to the consolidated financial statements of Discovery Laboratories, Inc. incorporated herein by reference, and our report dated January 27, 2006, with respect to Discovery Laboratories, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Discovery Laboratories, Inc., included in this Annual Report (Form 10-K) of Discovery Laboratories, Inc.

/s/ Ernst & Young LLP

March 13, 2006
Philadelphia, Pennsylvania